EXHIBIT 32

CERTIFICATION
Pursuant to 18 U.S.C. Section 1350,
as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

We, the undersigned, certify that, to the best of our knowledge, this quarterly report on Form 10-Q for the quarter ended Registrant, June 30, 2011, of CAPITAL REALTY INVESTORS-IV LIMITED PARTNERSHIP, and containing the financial statements, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in this quarterly report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

CAPITAL REALTY INVESTORS-IV LIMITED
PARTNERSHIP
(Small Business Issuer)

by: C.R.I., Inc.
Managing General Partner

August 26, 2011	by: /s/ William B. Dockser
DATE	William B. Dockser,
Director, Chairman of the Board
and Treasurer
(Principal Executive Officer)

August 26, 2011	by: /s/ H. William Willoughby
DATE	H. William Willoughby,
Director, President, Secretary,
Principal Financial Officer and
Principal Accounting Officer

This certification accompanies this quarterly report and is made solely for purpose of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose, and shall not be deemed filed by the registrant for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.